SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2007

NEW GENERATION HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24623	13-4056896

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o 245 Park Avenue
New York, New York 10167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2007, the Registrant and the Registrant’s Chairman of the Board, President and Chief Executive Officer, Mr. Jacques Mot, entered into a Debt Exchange Agreement. Pursuant to the Debt Exchange Agreement, the amount of $207,429 by which the Registrant was indebted to Mr. Mot, which amount represented all outstanding cash advances made to the Registrant by Mr. Mot through December 31, 2007, was exchanged by Mr. Mot for 91,081 newly issued shares of the Registrant’s Series B Preferred Stock. The Debt Exchange Agreement is subject to ratification by the stockholders of the Registrant at the next annual stockholders meeting.

A copy of the Debt Exchange Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

A summary of the terms of the Series B Preferred Stock is provided under Item 3.02 of this Form 8-K which is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Debt Exchange Agreement described in Item 1.01 above, the Registrant issued 91,081 shares of Series B Preferred Stock at an aggregate purchase price of $207,429 to Mr. Jacques Mot, the Registrant’s Chairman of the Board, President and Chief Executive Officer in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Series B Preferred Stock will vote together with the Common Stock on an “as-converted” basis.

Each share of Series B Preferred Stock is initially convertible into 10,000 shares of Common Stock of the Registrant, however the conversion is currently limited by the number of shares of the Registrant’s Common Stock currently authorized for issuance. Upon stockholder approval and contemplated filing of an amendment to the Registrant’s Amended and Restated Certificate of Incorporation effecting a 1-for-10 reverse stock split of the Registrant’s Common Stock, each share of Series B Preferred Stock will automatically convert into 1,000 shares of the Issuer’s post-reverse split Common Stock. Based upon the number of outstanding shares of the Registrant’s Common Stock as of December 31, 2007, after giving effect to the contemplated reverse stock split and automatic conversion, Mr. Mot will own approximately 95% of the then outstanding shares of post-reverse split Common Stock of the Registrant.

A copy of the Certificate of Designations with respect to the Series B Preferred Stock is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

3.1	Certificate of Designations of Series B Preferred Stock
10.1	Debt Exchange Agreement
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION HOLDINGS, INC.

Dated: January 3, 2008	By:	/s/ Jacques Mot
Jacques Mot
President and CEO